Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance
AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000
AS-2	2.0000%	141,057,000.00	17,231,238.42	28,718.73	2,320,509.76	0.00	2,320,509.76	2,349,228.49	14,910,728.66
Factors per Thousand				0.20359663	16.45086568		16.45086568	16.65446231	105.70711599
AS-3	1.4700%	190,443,000.00	190,443,000.00	233,292.68	0.00	0.00	0.00	233,292.68	190,443,000.00
Factors per Thousand				1.22500003	0.00000000		0.00000000	1.22500003	1000.00000000
MS-1	2.4500%	22,084,000.00	16,895,531.26	34,495.04	188,787.24	0.00	188,787.24	223,282.28	16,706,744.02
Factors per Thousand				1.56199239	8.54859808		8.54859808	10.11059047	756.50896667
MS-2	2.8500%	23,463,000.00	17,951,501.97	42,634.82	200,586.44	0.00	200,586.44	243,221.26	17,750,915.53
Factors per Thousand				1.81710864	8.54905340		8.54905340	10.36616204	756.54927034
BS	4.6000%	12,423,000.00	9,503,736.33	36,430.99	106,192.82	0.00	106,192.82	142,623.81	9,397,543.51
Factors per Thousand				2.93254367	8.54808178		8.54808178	11.48062545	756.46329470

Pool I		527,258,000.00	252,025,007.98	375,572.26	2,816,076.26	0.00	2,816,076.26	3,191,648.52	249,208,931.72
Totals				0.71231211	5.34098347		5.34098347	6.05329558	472.65083075

AN	2.1000%	55,395,000.00	18,390,296.55	32,183.02	190,454.37	0.00	190,454.37	222,637.39	18,199,842.18
Factors per Thousand				0.23356911	1.38222758		3.43811488	4.01908818	328.54665908
MN	2.8500%	2,229,000.00	2,114,143.01	5,021.09	203,358.63	0.00	203,358.63	208,379.72	1,910,784.38
Factors per Thousand				0.03644069	1.47588053		91.23312088	93.48574249	857.23839390
BN	4.6000%	4,457,000.00	4,457,000.00	17,085.17	0.00	0.00	0.00	17,085.17	4,457,000.00
Factors per Thousand				0.12399607	0.00000000		0.00000000	3.83333408	1000.00000000

Pool II		62,081,000.00	24,961,439.56	54,289.28	393,813.00	0.00	393,813.00	448,102.28	24,567,626.56
Totals				0.10296530	0.74690759		6.34353506	7.21802613	395.73503262

Totals		589,339,000.00	276,986,447.54	429,861.54	3,209,889.26	0.00	3,209,889.26	3,639,750.80	273,776,558.28

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

Pool I

Schedule of Remittance

Aggregate Amount Received	4,625,829.60
Monthly Advances	0.00
(Servicing Fee)	(92,529.94)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	4,533,299.66

Bond Interest Distributed	375,572.26
Bond Principal Distributed	2,816,076.26
Escrow Fee	31,503.13
Amounts transferred to the Owner Trustee	1,310,148.01

4,533,299.66

Prior Three Months Weighted Average Loan Interest Rate

05/31/04	06/30/04	07/31/04
6.0206%	6.0065%	6.0700%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		281,592,187.69
Aggregate Ending Principal Balance of Loans		278,445,733.77
Principal Prepayments (No. / Amt)	5	2,533,916.24
Curtailments		13,085.25
Excess and Monthly Payments		599,452.43
Recoveries on Previous Realized		65,929.94
Losses Interest Received		1,413,445.74
Compensating Interest		613.10
Realized Losses (Current /Cumulative)	0.00	27,558,684.94
Excess Spread		979,770.35
Spread Amount		29,236,802.05
Specified Subordinated Amount		29,236,802.05
Weighted Average Loan Interest		6.0700%
Rate LIBOR Rate		1.6000%
Auction Rate		1.4700%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

Pool II

Schedule of Remittance

Aggregate Amount Received	458,884.62
Monthly Advances	0.00
(Servicing Fee)	(9,742.28)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	449,142.34

Bond Interest Distributed	54,289.28
Bond Principal Distributed	393,813.00
Escrow Fee	1,040.06
Amounts transferred to the Owner Trustee	0.00

449,142.34

Prior Three Months Weighted Average Loan Interest Rate

05/31/04	06/30/04	07/31/04
5.9441%	5.9441%	6.1746%

Collateral Information

Accelerated Principal Distribution		103,042.97
Aggregate Beginning Principal Balance of Loans		28,076,788.62
Aggregate Ending Principal Balance of Loans		27,786,018.59
Principal Prepayments (Number / Amount)	0	0.00
Curtailments		0.00
Excess and Monthly Payments		290,770.03
Recoveries on Previous Realized Losses		17,727.87
Interest Received		150,386.72
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	0.00	8,543,913.62
Excess Spread		103,042.97
Spread Amount		5,209,878.49
Specified Subordinated Amount		5,209,878.49
LOC Available Amount		1,991,486.46
LOC Available Amount as percentage of Pool Principal Balance		8.11%
Weighted Average Loan Interest Rate		6.1748%
LIBOR Rate		1.6000%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	28,718.73	2.0000%	0.00	0.00	0.00	0.00
AS-3	233,292.68	1.4700%	0.00	0.00	0.00	0.00
MS-1	34,495.04	2.4500%	0.00	0.00	0.00	0.00
MS-2	42,634.82	2.8500%	0.00	0.00	0.00	0.00
BS	36,430.99	4.6000%	0.00	0.00	0.00	0.00
AN	32,183.02	2.1000%	0.00	0.00	0.00	0.00
MN	5,021.09	2.8500%	0.00	0.00	0.00	0.00
BN	17,085.17	4.6000%	0.00	0.00	0.00	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

Exhibit L

Outstanding Balance — Pool I # Accounts	278,445,733.77 409

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	32	20,171,296.25	7.24%
Delinquent 30-59 Days	3	1,689,157.81	0.61%
Delinquent 60-89 Days	3	2,713,145.04	0.97%
Delinquent 90 and Over	6	5,859,391.25	2.10%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	44	30,432,990.35	10.93%

Outstanding Balance — Pool II # Accounts	27,786,018.59 90

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	2	426,151.09	1.53%
Delinquent 30-59 Days	1	310,615.97	1.12%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	238,186.59	0.86%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	4	974,953.65	3.51%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	122	1,000	765	765	765	478
(iii)	0	16	0	9	9	9	5
(v)	0	0	1	2	2	3	1
(vi)	0	18	0	0	0	0	5
(vii)	0	0	0	0	0	0	0
(viii)	0	4	0	0	0	0	1
(xv) (a, b & c)	0	106	1,000	757	757	756	473

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	332	948	1,000	402
(iii)	3	91	0	6
(v)	1	2	4	1
(vi)	0	0	0	0
(vii)	0	0	0	0
(viii)	5	0	0	5
(xv) (a, b & c)	329	857	1,000	396

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 8/31/2004 Determination Date: 9/10/2004 Distribution Date: 9/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson Name: Stephanie Hartson Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300